Exhibit 10.2

[STATE SPECIFIC DISCLOSURES]

Dechert LLP

Cira Centre

2929 Arch Street

Philadelphia, PA 19104-2805

Attention: David W. Forti, Esq.

Tax Parcel ID No.: [TAX PARCEL ID NO.]

Title Insurance Company: [TITLE COMPANY]

CREDIT LINE FEE AND LEASEHOLD DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS,

SECURITY AGREEMENT AND FIXTURE FILING

([STATE] – [COUNTY])

[BORROWER] and

[OPERATING LESSEE], collectively, as grantor (collectively, Grantor)

to

[TRUSTEE], as trustee (Trustee),

for the benefit of

CITIGROUP GLOBAL MARKETS REALTY CORP, GERMAN AMERICAN CAPITAL

CORPORATION, GOLDMAN SACHS MORTGAGE COMPANY, and JPMORGAN CHASE BANK,

NATIONAL ASSOCIATION,

collectively, as beneficiary (collectively, Lender)

Dated:	, 2014
Location:	[ADDRESS]
[CITY], [STATE]
[TAX PARCEL]

[STATE SPECIFIC DISCLOSURES]

CREDIT LINE FEE AND LEASEHOLD DEED OF TRUST, ASSIGNMENT OF

LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING

THIS CREDIT LINE FEE AND LEASEHOLD DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING (this “Deed of Trust”) is made as of                     , 2014, by [PROPERTY OWNER], a [PROPERTY OWNER ENTITY TYPE], to be indexed as grantor (“Borrower”), and [OPERATING LESSEE], a [OPERATING LESSEE ENTITY TYPE], to be indexed as grantor (“Operator”; and together with Borrower, collectively, “Grantor”), each having its principal place of business at c/o Blackstone Real Estate Advisors L.P., 345 Park Avenue, New York, New York 10154 to [TRUSTEE], a Virginia corporation , having an address at [TRUSTEE ADDRESS], to be indexed as grantee, as trustee (“Trustee”) for the benefit of CITIGROUP GLOBAL MARKETS REALTY CORP., a New York corporation, having an address at 390 Greenwich Street, 7th Floor, New York, New York 10013, GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, having an address at 60 Wall Street, 10th Floor, New York, New York 10005, GOLDMAN SACHS MORTGAGE COMPANY, a New York limited partnership, having an address at 200 West Street, New York, New York 10282, and JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, a banking association chartered under the laws of the United States of America, having an address at 383 Madison Avenue, New York, New York 10179, collectively, as beneficiary or grantee (collectively, together with their successors and/or assigns, “Lender”).

W I T N E S S E T H:

WHEREAS, this Deed of Trust is given to secure a loan (the “Loan”) advanced by Lender pursuant to that certain Loan Agreement, dated as of the date hereof, among Borrower, the other entities which are signatories thereto as borrowers (collectively, “Other Borrowers”), Operator and Lender (as the same may be amended, restated, replaced, supplemented, renewed, extended or otherwise modified from time to time, the “Loan Agreement”) and evidenced by those certain Promissory Notes, dated the date hereof, made by Borrower and Other Borrowers in favor of Lender (such Promissory Notes, together with all extensions, renewals, replacements, restatements or modifications thereof being hereinafter referred to as the “Note”) with the final Maturity Date of the Note being December 9, 2016, subject to Borrower’s option to extend the final maturity date of the Loan to not later than December 9, 2019, as provided in the Loan Agreement;

WHEREAS, Operator is an Affiliate (as defined in the Loan Agreement) of Borrower and operates a hotel located on the Land and Improvements (as each such term is defined below) under and pursuant to the Pledged Lease (as defined below), and Operator will directly benefit from the making of the Loan by Lender to Borrower. Furthermore, pursuant to the terms of the Pledged Lease, Operator has agreed to grant Lender the security interests described herein;

WHEREAS, Borrower desires to secure the payment of the Debt (as defined in the Loan Agreement) and the performance of all of its obligations under the Note, the Loan Agreement and the other Loan Documents (as herein defined) and Operator desires to secure the payment of the Debt by Borrower as its direct Affiliate; and

WHEREAS, this Deed of Trust is given pursuant to the Loan Agreement, and payment, fulfillment, and performance by Grantor of its respective obligations thereunder and under the other Loan Documents are secured hereby, and each and every term and provision of the Loan Agreement and the Note, including the rights, remedies, obligations, covenants, conditions, agreements, indemnities, representations and warranties of the parties therein, are hereby incorporated by reference herein as though set forth in full and shall be considered a part of this Deed of Trust. The Loan Agreement, the Note, this Deed of Trust, and all other documents evidencing or securing the Debt (including all additional mortgages, deeds to secure debt and assignments of leases and rents, (if any)) executed or delivered in connection therewith, are hereinafter referred to collectively as the “Loan Documents.”

NOW THEREFORE, in consideration of the making of the Loan by Lender and the covenants, agreements, representations and warranties set forth in this Deed of Trust:

ARTICLE 1 - GRANTS OF SECURITY

Section 1.1 Property Granted. Borrower and Operator each do hereby irrevocably encumber, grant, bargain, sell, pledge, assign, warrant, transfer and convey to Trustee, and with the power of sale, for the benefit of Lender and its successors and assigns, all of Borrower’s and Operator’s right, title and interest in and to the following property, rights, interests and estates whether now owned, or hereafter acquired by Borrower and Operator, as the case may be (collectively, the “Property”):

(a) Land. The real property described in Exhibit A attached hereto and made a part hereof (the “Land”);

(b) Additional Land. All additional lands, estates and development rights (to the extent assignable) now or hereafter acquired by Borrower or Operator for use in connection with the Land and the development thereof and all additional lands and estates therein which may, from time to time, by supplemental mortgage or otherwise, be expressly made subject to the lien of this Deed of Trust;

(c) Improvements. The buildings, structures, fixtures, additions, enlargements, extensions, modifications, repairs, replacements and improvements now or hereafter erected or located on the Land (collectively, the “Improvements”);

(d) Pledged Lease. All of Operator’s estate, right, title and interest in, to and under that certain lease described on
Schedule I (as amended, modified and in

effect from time to time, the “Pledged Lease”) and the leasehold estate created thereby in, inter alia, the Land and Improvements, together with all appurtenances thereto and any and all (i) extensions, renewals, modifications and option rights under the Pledged Lease, (ii) credits to and deposits of Operator under the Pledged Lease and all other options, privileges and rights granted and demised to Operator under the Pledged Lease, (iii) rights or privileges of Operator to terminate, cancel, surrender or merge the Pledged Lease, and (iv) rights of Operator in connection with any rejection by the lessor or its bankruptcy trustee of the Pledged Lease under Section 365 of the Bankruptcy Code (as defined below) to (A) possession of any statutory term of years derived from or incident to the operation of Section 365(h)(1) of the Bankruptcy Code or (B) elect under Section 365(h)(1) to terminate or treat the Pledged Lease as terminated;

(e) Easements. All easements, rights-of-way or use, rights, strips and gores of land, streets, ways, alleys, passages, sewer rights, water, water courses, water rights and powers, air rights and development rights, and all estates, rights, titles, interests, privileges, liberties, servitudes, tenements, hereditaments and appurtenances of any nature whatsoever, in any way now or hereafter belonging, relating or pertaining to the Land and the Improvements and the reversion and reversions and remainders, and all land lying in the bed of any street, road or avenue, opened or proposed, in front of or adjoining the Land, to the center line thereof and all the estates, rights, titles, interests, dower and rights of dower, curtesy and rights of curtesy, property, possession, claim and demand whatsoever, both at law and in equity, of Borrower or Operator of, in and to the Land and the Improvements and every part and parcel thereof, with the appurtenances thereto;

(f) Equipment. All “goods” and “equipment,” as such terms are defined in Article 8.9A of the Uniform Commercial Code (as hereinafter defined), now owned or hereafter acquired by Borrower or Operator, which is used at or in connection with the Improvements or the Land or is located thereon or therein (including, but not limited to, all machinery, equipment, furnishings, computers and electronic data-processing and other office equipment now owned or hereafter acquired by Borrower or Operator and any and all additions, substitutions and replacements of any of the foregoing), together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto (collectively, the “Equipment”). Notwithstanding the foregoing, Equipment shall not include any property belonging to tenants under Leases or guests or invitees at the Property except to the extent that Borrower or Operator shall have any right or interest therein;

(g) Fixtures. All Equipment now owned, or the ownership of which is hereafter acquired, by Borrower or Operator which is so related to the Land and Improvements forming part of the Property that it is deemed fixtures or real property under the law of the particular state in which the Equipment is located, including, without limitation, all building or construction materials intended for construction, reconstruction, alteration or repair of or installation on the Property, construction equipment, appliances, machinery, plant equipment, fittings, apparatuses, fixtures and other items now or hereafter attached to, installed in or used in connection with (temporarily or permanently) any of the Improvements or the Land, including, but not limited to, engines, devices for the operation of pumps, pipes, plumbing, call and sprinkler systems, fire extinguishing apparatuses and equipment, heating, ventilating, laundry, incinerating, electrical, air conditioning and air cooling equipment and systems, gas and electric machinery, appurtenances and equipment, pollution control equipment, security systems, disposals, dishwashers, refrigerators and ranges, recreational equipment and facilities of all kinds, and water, gas, electrical, storm and sanitary sewer facilities, utility lines and equipment (whether owned individually or jointly with others, and, if owned jointly, to the extent of Borrower’s or Operator’s interest therein) and all other utilities whether or not situated in easements, all water tanks, water supply, water power sites, fuel stations, fuel tanks, fuel supply, and all other structures, together with all accessions, appurtenances, additions, replacements, betterments and substitutions for any of the foregoing and the proceeds thereof (collectively, the “Fixtures”). Notwithstanding the foregoing, “Fixtures” shall not include any property which tenants are entitled to remove pursuant to Leases, except to the extent that Borrower or Operator shall have any right or interest therein;

(h) Personal Property. All furniture, furnishings, objects of art, machinery, goods, tools, supplies, appliances, (including, but not limited to, beds, bureaus, chiffoniers, chests, chairs, desks, lamps, mirrors, bookcases, tables, rugs, carpeting, drapes, draperies, curtains, shades, venetian blinds, screens, paintings, hangings, pictures, divans, couches, luggage carts, luggage racks, stools, sofas, chinaware, linens, pillows, blankets, glassware, foodcarts, cookware, dry cleaning facilities, dining room wagons, keys or other entry systems, icemakers, radios, television sets, intercom and paging equipment, electric and electronic equipment, dictating equipment, private telephone systems, medical equipment, potted plants, heating, lighting and plumbing fixtures, fire prevention and extinguishing apparatus, cooling and air-conditioning systems, elevators, escalators, fittings, plants, apparatus, stoves, ranges, refrigerators, laundry machines, tools, machinery, engines, dynamos, motors, boilers, incinerators, switchboards, conduits, compressors, vacuum cleaning systems, floor cleaning, waxing and polishing equipment, call systems, brackets, electrical signs, bulbs, bells, ash and fuel, conveyors, cabinets, lockers, shelving, spotlighting equipment, dishwashers, garbage disposals, washers and dryers), food and beverages, general intangibles, contract rights, accounts, accounts receivable, franchises, licenses, certificates and permits, and all other customary hotel equipment and personal property of any kind or character whatsoever as defined in and subject to the provisions of the Uniform Commercial Code, whether tangible or intangible, other than Fixtures, which are now or hereafter owned by Borrower and/or Operator and which are located within or about the Land and the Improvements, together with all accessories, replacements and substitutions thereto or therefor and the proceeds thereof (collectively, the “Personal Property”), and the right, title and interest of Borrower and/or Operator in and to any of the Personal Property which may be subject to any security interests, as defined in the Uniform Commercial Code, as adopted and enacted by the state or states where any of the Property is located (the “Uniform Commercial Code”), superior in lien to the lien of this Deed of Trust and all proceeds and products of the above. Notwithstanding the foregoing, personal property shall not include any property belonging to tenants under Leases or guests or invitees at the Property except to the extent that Grantor shall have any right or interest therein;

(i) Leases and Rents. All leases, operating leases, subleases or sub-subleases, lettings, licenses, concessions or other agreements (whether written or oral and whether now or hereafter in effect), pursuant to which any Person is granted a possessory interest in, or right to use or occupy all or any portion of the Land and the Improvements, and every modification, amendment or other agreement relating to such leases, subleases, sub-subleases, or other agreements entered into in connection with such leases, subleases, sub-subleases, or other agreements and every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto, heretofore or hereafter entered into, whether before or after the filing by or against Borrower or Operator of any petition for relief under 11 U.S.C. §101 et seq., as the same may be amended from time to time (the “Bankruptcy Code”), including without limitation, the Pledged Lease, together with all credits, deposits, options, privileges, right, title and interest of Borrower and/or Operator and their respective successors and assigns under any of the aforesaid agreements (collectively, the “Leases”) and all right, title and interest of Borrower and Operator, and their respective successors and assigns therein and thereunder, including, without limitation, cash or securities deposited thereunder to secure the performance by the lessees of their obligations thereunder and all rents, additional rents, revenues, issues and profits arising from the Leases and any extension, renewal or replacement thereof, together with all rents, rent equivalents, income, fees, receivables, receipts, accounts, deposits, profits (including, but not limited to, all oil and gas or other mineral royalties and bonuses), charges for services rendered and any and all payment and consideration of whatever form or nature received by Borrower, Operator or their respective agents or employees from any and all sources relating to the use, enjoyment and occupancy of the Property, including, without limitation, all revenues and credit card receipts collected from guest rooms, restaurants, room service, bars, meeting rooms, banquet rooms and recreational facilities, all receivables, customer obligations, installment payment obligations and other obligations now existing or hereafter arising from or created out of the sale, lease, sublease, license, concession or other grant of the right of the use and occupancy of property or rendering of services by Borrower, Operator or any other operator or manager of the hotel or the commercial space located in the Improvements or acquired from others (including, without limitation, from the rental of any office space, retail space, guest rooms or other space, halls, stores, and offices, and deposits securing reservations of such space), license, lease, sublease and concession fees and rentals, health club membership fees, food and beverage wholesale and retail sales, service charges, vending machine sales and proceeds, movie rentals, telephone service, if any, from business interruption or other loss of income insurance from the Land and the Improvements whether paid or accrued before or after the filing by or against Borrower or Operator of any petition for relief under the Bankruptcy Code (collectively, the “Rents”) and all proceeds from the sale or other disposition of the Leases and the right to receive and apply the Rents to the payment of the Debt. Notwithstanding the foregoing, “Rents” shall not include (i) Custodial Funds or gratuities collected by or for the benefit of employees at the Property or (ii) Hotel Taxes or any other federal, state and municipal excise, sales, hotel, use and similar taxes collected directly from patrons or guests of the Property as a part of or based on the sales price of any goods, services or other items, such as room, admission and cabaret or similar taxes. This assignment of present and future Leases shall be effective without further or supplemental assignment;

(j) Bankruptcy Claims. To the extent assignable and permitted by law, all of Borrower’s and Operator’s claims and rights (the “Bankruptcy Claims”) to the payment of damages arising from any rejection by a lessee of any Lease under the Bankruptcy Code;

(k) Lease Guaranties. To the extent assignable, all of Borrower’s and Operator’s right, title and interest in and claims under any and all lease guaranties, letters of credit and any other credit support (individually, a “Lease Guaranty,” and collectively, the “Lease Guaranties”) given by any guarantor in connection with any of the Leases or leasing commissions (individually, a “Lease Guarantor,” and collectively, the “Lease Guarantors”) to Borrower or Operator;

(l) Proceeds. To the extent assignable and permitted by law, all proceeds from the sale or other disposition of the Leases, the Rents, the Lease Guaranties and the Bankruptcy Claims;

(m) Lessor’s Rights. All rights, powers, privileges, options and other benefits of Borrower and/or Operator under the Leases and/or under any and all Lease Guaranties (to the extent assignable), including without limitation (i) the immediate and continuing right to make claim for, receive and collect all Rents payable or receivable under the Leases and all sums payable under any and all Lease Guaranties or pursuant thereto (and to apply the same to the payment of the Debt or the Other Obligations (as herein defined)) and (ii) any and all rights available to Borrower and/or Operator as the holder of a landlord’s lien or similar lien on the property and/or assets of the tenant or lessee, and to do all other things which Borrower, Operator or any lessor is or may become entitled to do under the Leases or any and all Lease Guaranties;

(n) Entry. The right, at Lender’s option, upon revocation of the license granted herein to enter upon the Property in person, by agent or by court-appointed receiver, to collect the Rents;

(o) Power of Attorney. Upon or at any time after the occurrence and during the continuance of an Event of Default, Borrower’s and Operator’s irrevocable power of attorney, coupled with an interest, to take any and all of the actions set forth in Section 7.1(h) of this Deed of Trust and any or all other actions designated by Lender for the proper management and preservation of the Property and authorized by the terms of this Deed of Trust;

(p) Condemnation Awards. All awards or payments, including interest thereon, which may heretofore and hereafter be made with respect to the Property, whether from the exercise of the right of eminent domain (including, but not limited to, any transfer made in lieu of or in anticipation of the exercise of the right), or for a change of grade, or for any other injury to or decrease in the value of the Property;

(q) Insurance Proceeds. All proceeds in respect of the Property under any insurance policies covering the Property, including, without limitation, the right to receive and apply the proceeds of any insurance, judgments, or settlements made in lieu thereof, for damage to the Property;

(r) Tax Certiorari. All refunds, rebates or credits in connection with reduction in real estate taxes and assessments charged against the Property as a result of tax certiorari or any appeals, applications or proceedings for reduction thereof;

(s) Conversion. All proceeds of the conversion, voluntary or involuntary, of any of the foregoing including, without limitation, proceeds of insurance and condemnation awards, into cash or liquidation claims;

(t) Rights. The right, in the name and on behalf of Borrower and Operator, to appear in and defend any action or proceeding brought with respect to the Property and to commence any action or proceeding to protect the interest of Lender in the Property;

(u) Agreements. All agreements, contracts, certificates, instruments, franchises, permits, licenses (to the extent permitted by applicable law), plans, specifications, warranties and other documents, now or hereafter entered into, and all rights therein and thereto (subject to any restrictions on assignment), respecting or pertaining to the possession, use, occupation, construction, management or operation of the Land and any part thereof and any Improvements or any business or activity conducted on the Land and any part thereof and all right, title and interest of Borrower and Operator therein and thereunder, including, without limitation, the right, upon the happening of and during the continuance of an Event of Default, to receive and collect any sums payable to Borrower or Operator thereunder, provided that, unless an Event of Default has occurred and is continuing, Borrower and Operator shall be entitled to act in connection with any of the foregoing in accordance with the applicable requirements of the Loan Agreement and other Loan Documents and provided such actions do not violate any covenant contained herein or therein;

(v) Trademarks. To the extent assignable, all tradenames, patents, trademarks, servicemarks, logos, copyrights, goodwill, licenses, books and records and all other general intangibles relating to or used in connection with the operation of the Property;

(w) Accounts. All reserves, escrows and deposit accounts maintained by Borrower or Operator with respect to the Property, including, without limitation, all accounts established pursuant to the Cash Management Agreement, including, without limitation, the Cash Management Account and the Clearing Accounts, together with all deposits or wire transfers made to the Cash Management Account and the Clearing Accounts and all cash, checks, drafts, certificates, securities, investment property, financial assets, instruments and other property held therein from time to time and all proceeds, products, distributions or dividends or substitutions thereon and thereof;

(x) Letter of Credit. All letter of credit rights (whether or not the letter of credit is evidenced by a writing) Borrower or Operator now has or hereafter acquires relating to the properties, rights, titles and interests referred to in this Section 1.1;

(y) Tort Claims. All commercial tort claims Borrower or Operator now has or hereafter acquires relating to the properties, rights, titles and interests referred to in this Section 1.1;

(z) Proceeds. All proceeds (including, without limitation, all “proceeds” as defined in the Uniform Commercial Code) of any of the foregoing, including, without limitation, proceeds of insurance and condemnation awards, whether cash, liquidation or other claims or otherwise; and

(aa) Other Rights. Any and all other rights of Borrower and Operator in and to the items set forth in Subsections (a) through (z) above, and all amendments, modifications, replacements, renewals and substitutions thereof.

AND without limiting any of the other provisions of this Deed of Trust, to the extent permitted by applicable law, Borrower and Operator each expressly grants to Lender, as secured party, a security interest in the portion of the Property owned by Borrower or Operator, as applicable, which is or may be subject to the provisions of the Uniform Commercial Code which are applicable to secured transactions; it being understood and agreed that the Improvements and Fixtures are part and parcel of the Land (the Land, the Improvements and the Fixtures collectively referred to as the “Real Property”) appropriated to the use thereof and, whether affixed or annexed to the Real Property or not, shall for the purposes of this Deed of Trust be deemed conclusively to be real estate and subject to this Deed of Trust.

Section 1.2 Assignment of Leases and Rents. Borrower and Operator each hereby absolutely and unconditionally assigns to Lender all of Borrower’s and Operator’s right, title and interest in and to all current and future Leases and Rents; it being intended by Borrower and Operator that this assignment constitutes a present, absolute assignment and not an assignment for additional security only. This Deed of

Trust constitutes an instrument granting, transferring or assigning the interest of Borrower and Operator in leases, rents or profits arising from real property, as contemplated by Section 55-220.1 of the Code of Virginia (1950), as amended, which grant, transfer and/or assignment shall be fully perfected immediately upon the recordation of this Deed of Trust. Nevertheless, subject to the terms of the Cash Management Agreement, the other Loan Documents and Section 7.1(h) of this Deed of Trust, Lender grants to Borrower and Operator a revocable license to (and Borrower and Operator shall have the express right to) (a) collect, receive, use and enjoy the Rents and Borrower and Operator shall hold such Rents, or a portion thereof sufficient to discharge all current sums due on the Debt, in trust for the benefit of Lender for use in the payment of such sums in accordance with the terms of the other Loan Documents and (b) otherwise deal with and enjoy the rights of lessor under the Leases.

Section 1.3 Security Agreement. This Deed of Trust is both a real property mortgage and a “security agreement” within the meaning of the Uniform Commercial Code. The Property includes both real and personal property and all other rights and interests, whether tangible or intangible in nature, of Grantor in the Property. By executing and delivering this Deed of Trust, Borrower and Operator each hereby grants to Lender, as security for the Obligations (hereinafter defined), a security interest in all Property, including without limitation the Fixtures, the Equipment, the Personal Property and Rents to the full extent that such Property, including without limitation the Fixtures, the Equipment, the Personal Property and Rents may be subject to the Uniform Commercial Code (said portion of the Property so subject to the Uniform Commercial Code being called the “Collateral”). If an Event of Default shall occur and be continuing, Lender, in addition to any other rights and remedies which it may have, shall have and may exercise immediately and without demand, any and all rights and remedies granted to a secured party upon default under the Uniform Commercial Code, including, without limiting the generality of the foregoing, the right to take possession of the Collateral or any part thereof, and to take such other measures as Lender may deem necessary for the care, protection and preservation of the Collateral. Upon request or demand of Lender after the occurrence and during the continuance of an Event of Default, Borrower and Operator each shall, at its expense, assemble the Collateral and make it available to Lender at a convenient place (at the Land if tangible property) reasonably acceptable to Lender. Borrower and Operator shall pay to Lender within ten (10) Business Days after written demand therefor, any and all out-of-pocket expenses, including reasonable legal expenses and attorneys’ fees, incurred or paid by Lender in protecting its interest in the Collateral and in enforcing its rights hereunder with respect to the Collateral after the occurrence and during the continuance of an Event of Default. Any notice of sale, disposition or other intended action by Lender with respect to the Collateral sent to Grantor in accordance with Section 10.6 of the Loan Agreement at least ten (10) Business Days prior to such action, shall, except as otherwise provided by applicable law, constitute reasonable notice to Grantor. The proceeds of any disposition of the Collateral, or any part thereof, may, except as otherwise required by applicable law, be applied by Lender to the payment of the Debt in such priority and proportions as Lender in its discretion shall deem proper. The principal place of business of Borrower and Operator (each, debtor) is as set forth on page one hereof and the address of Lender (secured party) is as set forth on page one hereof.

Section 1.4 Fixture Filing. Certain of the Property is or will become “fixtures” (as that term is defined in the Uniform Commercial Code) on the Land, and this Deed of Trust, upon being filed for record in the real estate records of the recording district wherein such fixtures are situated, shall operate also as a financing statement filed as a fixture filing in accordance with the applicable provisions of said Uniform Commercial Code upon such of the Property that is or may become fixtures.

Section 1.5 Pledges of Monies Held. Grantor hereby pledges to Lender all of its respective right, title and interest in and to any and all monies now or hereafter held by Lender or on behalf of Lender in connection with the Loan, including, without limitation, any sums deposited in the Clearing Account, the Cash Management Account, the Reserve Funds and Net Proceeds, as additional security for the Obligations until expended or applied or distributed as provided in this Deed of Trust and the other Loan Documents.

Section 1.6 Notice To Lessees. Each of Borrower and Operator hereby authorizes and directs the lessees named in the Leases or any other future lessees or occupants of the Property (and, as applicable, any guarantors under any Lease Guaranties) to pay over to Lender or to such other party as Lender directs all Rents and all sums due under any Lease or Lease Guaranties upon receipt from Lender of written notice to the effect that Lender is then the holder of this Deed of Trust and that an Event of Default exists and is continuing, and to continue to do so until otherwise notified by Lender.

Section 1.7 Assignment of Contracts. Grantor hereby absolutely and unconditionally assigns to Lender all of Grantor’s right, title and interest in and to the Contracts (defined below), to the extent assignable, it being intended that this assignment be an absolute assignment from Grantor to Lender and not merely the granting of a security interest. Until the occurrence of an Event of Default, Grantor may retain, use and enjoy the benefits of the Contracts. Upon the occurrence and during the continuance of an Event of Default (other than the Event of Defaults described in Section 8.1(a)(vi) and Section 8.1(a)(vii) of the Loan Agreement for which the revocation hereinafter described shall be automatic and simultaneous with the occurrence of any such Event of Default), the license described in the preceding sentence shall, upon Lender’s election, be automatically revoked, and Lender may elect to exercise any and all of Lender’s rights and remedies hereunder. After such a revocation, Lender shall provide Grantor with notice of same. As used herein, “Contracts” means, collectively, (a) all contracts between Borrower and/or Operator and third parties in connection with the management, construction, repair, renovation, use, operation or maintenance of the Property, including without limitation, the Management Agreement, any franchise agreements, any agreements regarding parking facilities for the Property, any architect’s agreements, construction contracts, licensing agreements, subcontracts, service and supply agreements, any other agreements with design professionals, all agreements, allocations, and rights with all utility services serving the Property and all development agreements, reservation agreements, agreements of sale, options to purchase, rights of first refusal or any other preferential right and permits, which have heretofore been or will hereafter be executed by or on behalf of Borrower, Operator or Manager, or which have been or will hereafter be assigned to or acquired by Borrower and/or Operator, in each case as the same may thereafter from time to time be supplemented, amended, modified or extended by one or more written agreements supplemental thereto applicable to the Property (the parties with whom or to whom any of the foregoing have been or may hereafter be given are hereinafter collectively referred to as the “Contractors”); and (b) all warranties, guarantees, and other rights of Borrower, Operator or Manager, direct and indirect, against manufacturers, dealers, suppliers, Contractors, and others in connection with the work done or to be done and the materials supplied or to be supplied to or for the Property.

CONDITIONS TO GRANT

TO HAVE AND TO HOLD the above granted and described Property unto Trustee for and on behalf of Lender and to the use and benefit of Lender and Trustee for their successors and assigns, forever, pursuant to the terms and conditions set forth herein and in the Loan Documents;

IN TRUST, WITH POWER OF SALE, to secure payment to Lender of the Debt at the time and in the manner provided for its payment in the Loan Agreement, the Note and in this Deed of Trust;

PROVIDED, HOWEVER, these presents are made upon the express condition that, if Borrower shall pay to Lender the Debt at the time and in the manner provided in the Note, the Loan Agreement and this Deed of Trust, and Borrower, Other Borrowers and Operator shall perform the Other Obligations (as herein defined) as set forth in this Deed of Trust and the other Loan Documents, and if each Grantor shall abide by and comply with each and every covenant and condition set forth herein and in the Note, the Loan Agreement and the other Loan Documents, these presents and the estate hereby granted shall cease, terminate and be void and Lender will provide, at Grantor’s sole cost and expense; a satisfaction and cancellation of this Deed of Trust and termination statements for filed financing statements, if any, to Grantor; provided, however, that Grantor’s obligation to indemnify and hold harmless Lender pursuant to the provisions hereof shall survive any such payment or release, except as set forth in the last sentence of Section 4.2 and Section 10.5.

ARTICLE 2 - DEBT AND OBLIGATIONS SECURED

Section 2.1 Debt. This Deed of Trust and the grants, assignments and transfers made in Article 1 are given for the purpose of securing the Debt.

Section 2.2 Other Obligations. This Deed of Trust and the grants, assignments and transfers made in Article 1 are also given for the purpose of securing the following (the “Other Obligations”):

(a) the performance by Borrower and Operator of their respective obligations contained herein;

(b) the performance by each of Borrower, Operator and the Other Borrowers of their respective obligations contained in the Loan Agreement and any other Loan Document; and

(c) the performance by Borrower, Operator and the Other Borrowers of each of their respective obligations contained in any renewal, extension, amendment, modification, consolidation, change of, or substitution or replacement for, all or any part of the Note, the Loan Agreement or any other Loan Document, including any advances and all future advances of any and every nature and kind made by the Lender and/or Trustee.

Section 2.3 Debt and Other Obligations. Borrower’s and the Other Borrowers’ obligations for the payment of the Debt and the performance by each of Borrower, Operator and the Other Borrowers of the Other Obligations that it is obligated to perform shall be referred to collectively herein as the “Obligations.”

ARTICLE 3 - BORROWER AND OPERATOR COVENANTS

Each of Borrower and Operator covenants and agrees that:

Section 3.1 Payment of Debt. Borrower will pay, or cause to be paid, the Debt at the time and in the manner provided in the Loan Agreement, the Note and this Deed of Trust.

Section 3.2 Incorporation by Reference. All the covenants, conditions and agreements contained in (a) the Loan Agreement, (b) the Note and (c) all and any of the other Loan Documents, are hereby made a part of this Deed of Trust to the same extent and with the same force as if fully set forth herein.

Section 3.3 Insurance. Borrower shall obtain and maintain, or cause to be maintained, in full force and effect at all times insurance with respect to Borrower, Operator and the Property as required pursuant to the Loan Agreement.

Section 3.4 Maintenance of Property. Borrower and Operator each shall cause the Property to be maintained in a good and safe condition and repair in all material respects, normal wear and tear excepted. Except as otherwise provided in the Loan Agreement, the Improvements, the Fixtures, the Equipment and the Personal Property shall not be removed, demolished or materially altered (except for normal replacement of the Fixtures, the Equipment or the Personal Property, tenant finish and refurbishment of the Improvements) without the consent of Lender or as otherwise permitted pursuant to the Loan Agreement. Subject to and in accordance with the terms and conditions of the Loan Agreement, Borrower shall promptly repair, replace or rebuild, if applicable, any part of the Property which may be destroyed by any Casualty or become damaged, worn or dilapidated or which may be affected by any Condemnation.

Section 3.5 Waste. Neither Borrower nor Operator shall commit or suffer any material waste of the Property or make any change in the use of the Property which may reasonably be expected to materially increase the risk of fire or other hazard arising out of the operation of the Property, or take any action that might reasonably be expected to invalidate or allow the cancellation of any Policy, or do or permit to be done thereon anything that might reasonably be expected to materially impair the value of the Property or the security of this Deed of Trust. Neither Borrower nor Operator will, without the prior written consent of Lender, permit any drilling or exploration for or extraction, removal, or production of any minerals from the surface or the subsurface of the Land, regardless of the depth thereof or the method of mining or extraction thereof.

Section 3.6 Payment for Labor and Materials.

(a) Except as otherwise provided in the Loan Agreement and subject to Section 3.6(b) below, Borrower or Operator will promptly pay or cause to be paid when due all bills and costs for labor, materials, and specifically fabricated materials (“Labor and Material Costs”) incurred in connection with the Property and never permit to exist beyond the due date thereof in respect of the Property or any part thereof any lien or security interest, even though inferior to the liens and the security interests hereof, and in any event not permit to be created or exist in respect of the Property or any part thereof any other or additional lien or security interest other than the liens or security interests hereof except for the Permitted Encumbrances.

(b) After prior written notice to Lender, Grantor, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any of the Labor and Material Costs, provided that (i) no Event of Default has occurred and is continuing under the Loan Agreement, the Note, this Deed of Trust or any of the other Loan Documents, (ii) Grantor is permitted to do so under the provisions of any other mortgage, deed of trust or deed to secure debt affecting the Property, (iii) except with respect to a Permitted Encumbrance or Permitted Indebtedness such proceeding shall suspend the collection of the Labor and Material Costs from Grantor and from the Property or Grantor shall have paid all of the Labor and Material Costs under protest or Grantor shall have furnished security as provided in clause (vi) below, (iv) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Grantor is subject and shall not constitute a default thereunder, (v) neither the Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, canceled or lost, and (vi) Grantor shall have furnished the security as may be required in the proceeding, or as may be required under the Loan Agreement to insure the payment of any contested Labor and Material Costs, together with all interest and penalties thereon.

Section 3.7 Performance of Other Agreements. Borrower and Operator each shall observe and perform each and every term, covenant and provision to be observed or performed by Borrower or Operator, as applicable, pursuant to the Loan Agreement, any other Loan Document and any other agreement or recorded instrument affecting or pertaining to the Property and any amendments, modifications or changes thereto.

Section 3.8 Title. Borrower has good, marketable and insurable fee simple title to the real property comprising part of the Property and good title to the balance of such Property, free and clear of all Liens (as defined in the Loan Agreement) whatsoever except the Permitted Encumbrances (as defined in the Loan Agreement), such other Liens as are permitted pursuant to the Loan Documents and the Liens created by the Loan Documents. Operator has good, marketable and insurable leasehold interest to the real property comprising part of the Property and good title to or a leasehold interest in the balance of such Property, free and clear of all Liens whatsoever except the Permitted Encumbrances, such other Liens as are permitted pursuant to the Loan Documents and the Liens created by the Loan Documents. This Deed of Trust, when properly recorded in the appropriate records, together with any Uniform Commercial Code financing statements required to be filed in connection therewith (when filed), will create (a) a valid, perfected first priority lien on the Property, subject only to Permitted Encumbrances, such other liens as are permitted pursuant to the Loan Documents, and the Liens created by the Loan Documents, to the extent a security interest may be perfected therein by the recording of this Deed of Trust, and (b) perfected security interests in and to, and perfected collateral assignments of, all personalty (including the Leases), all in accordance with the terms thereof, in each case subject only to any applicable Permitted Encumbrances, such other Liens as are permitted pursuant to the Loan Documents and the Liens created by the Loan Documents. To Borrower’s and Operator’s knowledge and except as set forth in the schedules to the Loan Agreement, there are no claims for payment for work, labor or materials affecting the Property which are past due (unless such claims for payments are being contested in accordance with the terms and conditions of the Loan Agreement) and no such claims are or may become a lien prior to, or of equal priority with, the Liens created by the Loan Documents.

Section 3.9 Letter of Credit Rights. If Borrower or Operator is at any time a beneficiary under a letter of credit relating to the properties, rights, titles and interests referenced in Section 1.1 of this Deed of Trust now or hereafter issued in favor of Borrower or Operator, Borrower or Operator, as applicable, shall promptly notify Lender thereof and, at the request and option of Lender, Borrower or Operator shall use commercially reasonable efforts to, either (i) arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to Lender of the proceeds of any drawing under the letter of credit or (ii) arrange for Lender to become the transferee beneficiary of the letter of credit, with Lender agreeing, in each case, that the proceeds of any drawing under the letter of credit are to be applied as provided in Section 7.2 of this Deed of Trust.

ARTICLE 4 - OBLIGATIONS AND RELIANCES

Section 4.1 Relationship of Grantor and Lender. The relationship between Grantor and Lender is solely that of debtor and creditor, and Lender has no fiduciary or other special relationship with Grantor, and no term or condition of the Loan Agreement, the Note, this Deed of Trust and the other Loan Documents shall be construed so as to deem the relationship between Grantor and Lender to be other than that of debtor and creditor.

Section 4.2 No Lender Obligations. Notwithstanding the provisions of Subsection 1.1(i) and 1.1(k) or Section 1.2 hereof, this Deed of Trust shall not be construed to bind Lender to the performance of any of the covenants, conditions or provisions contained in any Lease or any Lease Guaranty or otherwise impose any obligation upon Lender. Lender shall not be liable for any loss sustained by Borrower or Operator resulting from Lender’s failure to let the Property after an Event of Default or from any other act or omission of Lender in managing the Property after an Event of Default unless such loss is caused by the willful misconduct, fraud, illegal acts or gross negligence of Lender. Lender shall not be obligated to perform or discharge any obligation, duty or liability under the Leases or any Lease Guaranties or under or by reason of this Deed of Trust, and each of Borrower and Operator shall, and hereby agrees to, indemnify Lender for, and to hold Lender harmless from, any and all liability, loss or damage which may or might be incurred under the Leases, any Lease Guaranty or under or by reason of this Deed of Trust and from any and all claims and demands whatsoever, including the defense of any such claims or demands which may be asserted against Lender by reason of any alleged obligations and undertakings on its part to perform or discharge any of the terms, covenants or agreements contained in the Leases or any Lease Guaranty unless such loss is caused by the willful misconduct, fraud, illegal acts or gross negligence of Lender. Should Lender incur any such liability, the amount thereof, including Lender’s costs, expenses and reasonable third party attorneys’ fees, shall be secured by this Deed of Trust and the other Loan Documents and Borrower and Operator shall reimburse Lender therefor within ten (10) days after written demand and upon the failure of Borrower or Operator so to do Lender may, at its option, declare all sums secured by this Deed of Trust and the other Loan Documents immediately due and payable. This Deed of Trust shall not operate to place any obligation or liability for the control, care, management or repair of the Property upon Lender, nor for the carrying out of any of the terms and conditions of the Leases or any Lease Guaranties; nor shall it operate to make Lender responsible or liable for any waste committed on the Property by the tenants or any other parties, or for any dangerous or defective condition of the Property including, without limitation, the presence of any Hazardous Substances (as defined in the Environmental Indemnity), except to the extent arising from Lender’s gross negligence, fraud, illegal acts or willful misconduct, or for any negligence in the management, upkeep, repair or control of the Property resulting in loss or injury or death to any tenant, licensee, employee or stranger, except to the extent arising from Lender’s gross negligence, fraud, illegal acts or willful misconduct. Lender is not undertaking the performance of any obligations with respect to such agreements, contracts, certificates, instruments, franchises, permits, trademarks, licenses and other documents. Notwithstanding the provisions of this Section 4.2 to the contrary, the liabilities and obligations of Borrower and Operator shall not apply to the extent such liability and obligations arose after any Indemnified Party, or its nominee acquired title to the Property whether by foreclosure, exercise of power of sale (if applicable under the law of the particular state in which the Property is located), deed in lieu of foreclosure or otherwise.

Section 4.3 No Reliance on Lender.

(a) Without limiting Section 9.3 of the Loan Agreement the general partners, members, principals and (if Borrower or Operator is a trust) beneficial owners of Borrower and Operator are experienced in the ownership and operation of properties similar to the Property, and Grantor and Lender are relying solely upon such expertise and business plan in connection with the ownership and operation of the Property. Neither Borrower nor Operator is relying on Lender’s expertise, business acumen or advice in connection with the Property.

(b) By accepting or approving anything required to be observed, performed or fulfilled or to be given to Lender pursuant to this Deed of Trust, the Loan Agreement, the Note or the other Loan Documents, including, without limitation, any officer’s certificate, balance sheet, statement of profit and loss or other financial statement, survey, appraisal, or insurance policy, Lender shall not be deemed to have warranted, consented to, or affirmed the sufficiency, the legality or effectiveness of same, and such acceptance or approval thereof shall not constitute any warranty or affirmation with respect thereto by Lender.

Section 4.4 Reliance. Grantor recognizes and acknowledges that in accepting the Loan Agreement, the Note, this Deed of Trust and the other Loan Documents, Lender is expressly and primarily relying on the truth and accuracy of the warranties and representations set forth in Section 4.1 of the Loan Agreement without any obligation to investigate the Property and notwithstanding any investigation of the

Property by Lender; that such reliance existed on the part of Lender prior to the date hereof, that the warranties and representations are a material inducement to Lender in making the Loan; and that Lender would not be willing to make the Loan and accept this Deed of Trust in the absence of the warranties and representations as set forth in Section 4.1 of the Loan Agreement. All representations, warranties, covenants, conditions and agreements contained in the Loan Agreement and the other Loan Documents as the same may be modified, renewed, substituted or extended are hereby made a part of this Deed of Trust to the same extent and with the same force as if fully set forth herein.

Section 4.5 No Mortgagee in Possession. Nothing herein contained shall be construed as constituting Lender a “mortgagee in possession” in the absence of the taking of actual possession of the Property by Lender.

ARTICLE 5 - FURTHER ASSURANCES

Section 5.1 Recording of Deed of Trust, etc. Grantor forthwith upon the execution and delivery of this Deed of Trust and thereafter, from time to time, will cause this Deed of Trust and any of the other Loan Documents creating a Lien or security interest or evidencing the Lien hereof upon the Property and each instrument of further assurance to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect and perfect the Lien or security interest hereof upon, and the interest of Lender, in the Property. Borrower will pay all taxes, filing, registration or recording fees, and all reasonable out-of-pocket expenses incident to the preparation, execution, acknowledgment and/or recording of the Note, this Deed of Trust, the other Loan Documents, any note, deed of trust or mortgage supplemental hereto, any security instrument with respect to the Property and any instrument of further assurance, and any modification or amendment of the foregoing documents, and all federal, state, county and municipal taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of this Deed of Trust, any deed of trust or mortgage supplemental hereto, any security instrument with respect to the Property or any instrument of further assurance, and any modification or amendment of the foregoing documents, except where prohibited by law so to do.

Section 5.2 Further Acts, etc. Grantor will, at the cost of Grantor, and without expense to Lender, do, execute, acknowledge and deliver all and every further acts, deeds, conveyances, deeds of trust, mortgages, assignments, notices of assignments, transfers and assurances as Lender shall, from time to time, reasonably require, for the better assuring, conveying, assigning, transferring, and confirming unto Lender or Trustee the Property and rights hereby mortgaged, deeded, granted, bargained, sold, conveyed, confirmed, pledged, assigned, warranted and transferred or intended now or hereafter so to be, or which Grantor may be or may hereafter become bound to convey or assign to Lender or Trustee, or for carrying out the intention or facilitating the performance of the terms of this Deed of Trust or for filing, registering or recording this Deed of Trust, or for complying with all Legal Requirements. Grantor, on written demand, will execute and deliver, and in the event it shall fail to so execute and deliver, hereby authorizes Lender to file in the name of Grantor to the extent Lender may lawfully do so (or in the case of financing statements, without the signature of Grantor), one or more financing statements, chattel mortgages or comparable security instruments to evidence more effectively the security interest of Lender in the Property and the Collateral. Such financing statements may describe as the collateral covered thereby “all assets of the debtor, whether now owned or hereafter acquired” or words to that effect, notwithstanding that such collateral description may be broader in scope than the collateral described herein. Lender shall provide Grantor with copies of any notices and/or instruments of filings executed by Lender in accordance with the immediately preceding sentence, provided, that failure by Lender to provide such copies shall not affect the validity thereof. Grantor grants to Lender an irrevocable power of attorney coupled with an interest for the purpose of exercising and perfecting any and all rights and remedies available to Lender at law and in equity upon the occurrence and during the continuance of an Event of Default, including without limitation, such rights and remedies available to Lender pursuant to this Section 5.2. Notwithstanding anything to the contrary in the immediately preceding sentence, Lender shall not execute any documents as attorney in fact for Grantor unless Grantor shall have failed or refused to execute the same within five (5) Business Days after receipt of Lender’s request thereof.

Section 5.3 Changes in Tax, Debt, Credit and Documentary Stamp Laws.

(a) If any law is enacted or adopted or amended after the date of this Deed of Trust which deducts all or any portion of the Debt from the value of the Property for the purpose of taxation or which imposes a tax, either directly or indirectly, on the Debt or Lender’s interest in the Property granted by this Deed of Trust, Borrower will pay the tax, with interest and penalties thereon, if any (provided that nothing hereunder shall require Borrower to pay any income tax imposed on Lender by reason of its interest in the Property). If the payment of tax by Borrower would be unlawful or taxable to Lender or unenforceable or provide the basis for a defense of usury then Lender shall have the option, by written notice of not less than one hundred eighty (180) days to declare the Debt immediately due and payable; provided, however, no Spread Maintenance Payment, prepayment premium or penalty shall be due or payable in connection therewith and provided, further, that Lender shall not exercise such option if, within such one hundred eighty (180) day period, Borrower shall prepay the outstanding principal balance of the Loan in an amount equal to the Adjusted Release Amount for the applicable Property, obtain a release of the applicable Property and pay all other amounts due pursuant to and in accordance with Section 2.5.2 of the Loan Agreement.

(b) Borrower will not claim or demand or be entitled to any credit or credits on account of the Debt for any part of the Taxes or Other Charges assessed against the Property, or any part thereof, and no deduction shall otherwise be made or claimed from the assessed value of the Property, or any part thereof, for real estate tax purposes by reason of this Deed of Trust or the Debt. If such claim, credit or deduction shall be required by law, Lender shall have the option, by written notice of not less than one hundred eighty (180) days to declare the Debt immediately due and payable; provided, however, no Spread Maintenance Payment, prepayment premium or penalty shall be due or payable in connection therewith and provided, further, that Lender shall not exercise such option if, within such one hundred eighty (180) day period, Borrower shall prepay the outstanding principal balance of the Loan in an amount equal to the Adjusted Release Amount for the applicable Property, obtain a release of the applicable Property and pay all other amounts due pursuant to and in accordance with Section 2.5.2 of the Loan Agreement.

(c) If at any time the United States of America, any State thereof or any subdivision of any such State shall require revenue or other stamps to be affixed to the Note, this Deed of Trust, or any of the other Loan Documents or impose any other tax or charge on the same, Borrower will pay for the same, with interest and penalties thereon, if any, provided, that Borrower shall have the right to contest such amounts in accordance with the terms and conditions of the Loan Agreement.

Section 5.4 Severing of Deed of Trust. The provisions of Section 8.2(c) of the Loan Agreement are hereby incorporated by reference.

Section 5.5 Replacement Documents. Upon receipt of an affidavit of an officer of Lender as to the loss, theft, destruction or mutilation of the Note or any other Loan Document which is not of public record, and, in the case of any such mutilation, upon surrender and cancellation of such Note or other Loan Document, Borrower or Operator, as applicable, will issue, in lieu thereof, a replacement Note or other Loan Document to which it was originally a party, dated the date of such lost, stolen, destroyed or mutilated Note or other Loan Document in the same principal amount thereof and otherwise of like tenor.

ARTICLE 6 - DUE ON SALE/ENCUMBRANCE

Section 6.1 Lender Reliance. Grantor acknowledges that Lender has examined and relied on the experience of Grantor and its respective general partners, members, principals and (if Borrower or Operator is a trust) beneficial owners in owning and operating properties such as the Property in agreeing to make the Loan, and will continue to rely on Borrower’s ownership of the Property as a means of maintaining the value of the Property as security for repayment of the Debt and the performance of the Other Obligations. Grantor acknowledges that Lender has a valid interest in maintaining the value of the Property so as to ensure that, should an Event of Default occur and be continuing with respect to the repayment of the Debt or the performance of the Other Obligations beyond any applicable notice and cure period in the Loan Documents, Lender can recover the Debt by a sale of the Property.

Section 6.2 No Sale/Encumbrance. Neither Grantor nor any Restricted Party shall Transfer the Property or any part thereof or any interest therein or permit or suffer the Property or any part thereof or any interest therein to be Transferred other than as permitted pursuant to and in accordance with the terms of the Loan Agreement.

ARTICLE 7 - RIGHTS AND REMEDIES UPON DEFAULT

Section 7.1 Remedies. To the extent and in the manner permitted by applicable law, upon the occurrence and during the continuance of any Event of Default, Borrower and Operator agree that Lender or Trustee, acting on behalf of and at the sole discretion of Lender in its capacity as Lender’s agent, may take such action, without notice or demand, as it deems advisable to protect and enforce its rights against Grantor and in and to the Property, including, but not limited to, the following actions, each of which may be pursued concurrently or otherwise, at such time and in such order as Lender may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of Lender:

(a) declare the entire unpaid Debt to be immediately due and payable;

(b) to the extent permitted by applicable law institute proceedings, judicial or otherwise, for the complete foreclosure of this Deed of Trust under any applicable provision of law, in which case the Property or any interest therein may be sold for cash or upon credit in one or more parcels or in several interests or portions and in any order or manner;

(c) with or without entry, to the extent permitted and pursuant to the procedures provided by applicable law, institute proceedings for the partial foreclosure of this Deed of Trust for the portion of the Debt then due and payable, subject to the continuing lien and security interest of this Deed of Trust for the balance of the Debt not then due, unimpaired and without loss of priority;

(d) sell for cash or upon credit the Property or any part thereof and all estate, claim, demand, right, title and interest of Grantor therein and rights of redemption thereof, pursuant to power of sale or otherwise, at one or more sales, as an entirety or in parcels, at such time and place, upon such terms and after such notice thereof as may be required or permitted by law;

(e) institute an action, suit or proceeding in equity for the specific performance of any covenant, condition or agreement contained herein, in the Note, the Loan Agreement or in the other Loan Documents;

(f) recover judgment on the Note either before, during or after any proceedings for the enforcement of this Deed of Trust or the other Loan Documents;

(g) apply for the appointment of a receiver, trustee, liquidator or conservator of the Property, without notice and without regard for the adequacy of the security for the Debt and without regard for the solvency of Grantor, any Guarantor or any Indemnifying Person with respect to the Loan or of any Person liable for the payment of the Debt;

(h) the license granted to Borrower and Operator under Section 1.2 hereof shall automatically be revoked, and Lender shall immediately be entitled to possession of all Rents, whether or not Lender enters upon or takes control of the Property, and Lender may, at its option, without waiving such Event of Default, without regard to the adequacy of the security for the Debt, with or without bringing any action or proceeding, or by a receiver appointed by a court, subject to applicable law and the rights of any tenant under any Lease, enter into or upon the Property, either personally or by its agents, nominees or attorneys and dispossess Grantor and its agents and servants therefrom, without liability for trespass, damages or otherwise (except for any damages caused by the gross negligence or willful misconduct of Lender, its agents, nominees or attorneys) and exclude Grantor and its agents or servants wholly therefrom, and take possession of the Property and all books, records and accounts relating thereto and Grantor agrees to surrender possession of the Property and of such books, records and accounts to Lender upon demand, and thereupon Lender may subject to applicable law (i) use, lease, operate, manage, control, insure, maintain, repair, restore and otherwise deal with all and every part of the Property and conduct the business thereat on such terms and for such period of time as Lender may deem proper; (ii) complete any construction on the Property in such manner and form as Lender deems advisable; (iii) make alterations, additions, renewals, renovations, repairs, replacements and improvements to or on the Property; (iv) exercise all rights and powers of Grantor with respect to the Property, whether in the name of Grantor or otherwise, including, without limitation, the right to make, cancel, enforce or modify Leases, obtain and evict tenants (subject to any non-disturbance agreements that Lender may have entered into with such tenants, if any) and demand, sue for, collect and receive all Rents of the Property and every part thereof and sums due under all Lease Guaranties, including those past due and unpaid; (v) require Grantor to pay monthly in advance to Lender, or any receiver appointed to collect the Rents, the fair and reasonable rental value for the use and occupation of such part of the Property as may be occupied by Grantor; (vi) require Grantor to vacate and surrender possession of the Property to Lender or to such receiver and, in default thereof, Grantor may be evicted by summary proceedings or otherwise; and (vii) any law, custom or use to the contrary notwithstanding, apply the receipts from the Property to the payment of the Debt, in such order, priority and proportions as Lender shall deem appropriate in its sole discretion after deducting therefrom all expenses (including reasonable third-party attorneys’ fees) incurred in connection with the aforesaid operations and all amounts necessary to pay the Taxes, Other Charges,

Insurance Premiums and other expenses in connection with the Property, and the cost of all alterations, renovations, repairs or replacements, and all expenses incident to taking and retaining possession of the Property, as well as just and reasonable compensation for the services of Lender, its counsel, agents and employees;

(i) exercise any and all rights and remedies granted to a secured party upon default under the Uniform Commercial Code, including, without limiting the generality of the foregoing: (i) the right to take possession of the Fixtures (to the extent held to be personal property), the Equipment, the Personal Property or any part thereof, and to take such other measures as Lender may deem necessary for the care, protection and preservation of the Fixtures, the Equipment, and the Personal Property, and (ii) request Grantor at its expense to assemble the Fixtures, the Equipment, and the Personal Property and make it available to Lender at a convenient place acceptable to Lender. Any notice of sale, disposition or other intended action by Lender with respect to the Fixtures, the Equipment, and/or the Personal Property sent to Grantor in accordance with the provisions hereof at least ten (10) days prior to such action, shall constitute commercially reasonable notice to Grantor;

(j) apply any sums then deposited or held in escrow or otherwise by or on behalf of Lender in accordance with the terms of the Loan Agreement, this Deed of Trust or any other Loan Document (collectively, “Escrow Deposits”) to the payment of the following items in any order in its sole discretion (but subject to the express terms of such Loan Documents):

(i) Taxes and Other Charges;

(ii) Insurance Premiums;

(iii) Interest on the unpaid principal balance of the Note;

(iv) Amortization of the unpaid principal balance of the Note; and

(v) All other sums payable pursuant to the Note, the Loan Agreement, this Deed of Trust and the other Loan Documents, including without limitation advances made by Lender pursuant to the terms of this Deed of Trust;

provided that any Escrow Deposits remaining on deposit with Lender following application of the Escrow Deposits by Lender as provided above shall be returned to Grantor in accordance with and subject to the terms and provisions of the Loan Agreement and the other Loan Documents;

(k) pursue such other remedies as Lender may have under applicable law; or

(l) apply the undisbursed balance of any Net Proceeds Deficiency deposit, together with interest thereon, to the payment of the Debt in such order, priority and proportions as Lender shall deem to be appropriate in its discretion.

In the event of a sale, under this Section 7.1, by foreclosure, power of sale or otherwise, of less than all of the Property, this Deed of Trust shall continue as a lien and security interest on the remaining portion of the Property unimpaired and without loss of priority.

Section 7.2 Application of Proceeds. Subject to the terms of the Loan Agreement and applicable law, except as otherwise provided by applicable law, upon the occurrence and during the continuance of an Event of Default, the purchase money, proceeds and avails of any disposition of the Property, and/or any part thereof, or any other sums collected by Lender pursuant to the Note, this Deed of Trust or the other Loan Documents, may be applied by Lender to the payment of the Debt in such priority and proportions as Lender in its discretion shall deem proper.

Section 7.3 Right to Cure Defaults. To the extent and in the manner provided by applicable law, upon the occurrence and during the continuance of any Event of Default, Lender may, but without any obligation to do so and without notice to or demand on Grantor and without releasing Grantor from any obligation hereunder, make any payment or do any act required of Grantor hereunder in such manner and to such extent as Lender may deem necessary to protect the security hereof. Lender is authorized to enter upon the Property for such purposes, or appear in, defend, or bring any action or proceeding to protect its interest in the Property or to foreclose this Deed of Trust or collect the Debt, and the cost and expense thereof (including reasonable third-party attorneys’ fees to the extent permitted by law), with interest as provided in this Section 7.3, shall constitute a portion of the Debt and shall be due and payable to Lender upon written demand. All such costs and expenses incurred by Lender in remedying such Event of Default or such failed payment or act or in appearing in, defending, or bringing any such action or proceeding shall bear interest at the Default Rate, for the period after written notice from Lender to Grantor that such cost or expense was incurred to the date of payment to Lender. All such costs and expenses incurred by Lender together with interest thereon calculated at the Default Rate shall be deemed to constitute a portion of the Debt and be secured by this Deed of Trust and the other Loan Documents and shall be immediately due and payable upon written demand by Lender therefor.

Section 7.4 Actions and Proceedings. Lender and/or Trustee shall have the right to appear in and defend any action or proceeding brought with respect to the Property and, provided that, if no Event of Default has occurred and is continuing, Lender shall endeavor to cooperate with Grantor and its legal counsel with respect to any defense by Lender of any such action. Subject to the terms of the Loan Agreement, Lender and/or Trustee shall also have the right to bring any action or proceeding, in the name and on behalf of Grantor, which Lender, in its discretion, decides should be brought to protect its interest in the Property, provided that Lender shall notify Grantor that it intends to bring such action at least ten (10) days prior to Lender instituting any such action (unless (a) an Event of Default has occurred and is continuing or (b) the provision of such notice by Lender reasonably threatens to materially prejudice Lender’s rights or materially adversely affect Lender’s interest in the Property or Lender’s rights and remedies under the Loan Documents, in either of which events such notice shall not be required), and Lender shall endeavor to provide to Grantor and its legal counsel reasonable periodic status updates as to any such action brought by Lender.

Section 7.5 Recovery of Sums Required to Be Paid. Subject to the terms of the Loan Agreement, Lender shall have the right from time to time to take action to recover any sum or sums which constitute a part of the Debt as the same become due, without regard to whether or not the balance of the Debt shall be due, and without prejudice to the right of Lender or Trustee thereafter to bring an action of foreclosure, or any other action, for an Event of Default by Grantor existing at the time such earlier action was commenced.

Section 7.6 Examination of Books and Records. Except as otherwise provided in the Loan Documents, at reasonable times and upon reasonable prior notice, Lender, its agents, accountants and attorneys shall have the right to examine the records, books, management and other papers of Grantor which reflect upon its financial condition, at the Property or at any office regularly maintained by Grantor where the books and records are located. Lender and its agents shall have the right to make copies and extracts from the foregoing records and other papers. In addition, at reasonable times and upon reasonable prior notice, but not more than two (2) times in any calendar year, (provided, that upon the occurrence and during the continuance of an Event of Default, the foregoing limitation for examinations per annum shall not apply) Lender, its agents, accountants and attorneys shall have the right to examine and audit the books and records of Grantor pertaining to the income, expenses and operation of the Property during reasonable business hours at any office of Grantor where the books and records are located. This Section 7.6 shall apply throughout the term of the Note and without regard to whether an Event of Default has occurred or is continuing.

Section 7.7 Other Rights, etc.

(a) The failure of Lender or Trustee to insist upon strict performance of any term hereof shall not be deemed to be a waiver of any term of this Deed of Trust. Grantor shall not be relieved of Grantor’s obligations hereunder by reason of (i) the failure of Lender or Trustee to comply with any request of Grantor or any Guarantor or any Indemnifying Person with respect to the Loan to take any action to foreclose this Deed of Trust or otherwise enforce any of the provisions hereof or of the Note or the other Loan Documents upon the occurrence and during the continuance of an Event of Default, (ii) the release, regardless of consideration, of the whole or any part of the Property, or of any person liable for the Debt or any portion thereof except as provided in the Loan Agreement, or (iii) any agreement or stipulation by Lender extending the time of payment or otherwise modifying or supplementing the terms of the Note, this Deed of Trust or the other Loan Documents.

(b) It is agreed that the risk of loss or damage to the Property is on Grantor, and Lender shall have no liability whatsoever for decline in value of the Property, except as arising solely from Lender’s gross negligence, willful misconduct, fraud or illegal acts, or for failure to maintain the Policies, or for failure to determine whether insurance in force is adequate as to the amount of risks insured. Possession by Lender shall not be deemed an election of judicial relief if any such possession is requested or obtained with respect to any Property or Collateral not in Lender’s possession.

(c) During the continuance of an Event of Default, Lender may resort for the payment of the Debt to any other security held by Lender in connection with the Loan in such order and manner as Lender, in its discretion, may elect. During the continuance of an Event of Default, Lender or Trustee may take action to recover the Debt, or any portion thereof, or to enforce any covenant hereof without prejudice to the right of Lender or Trustee thereafter to foreclose this Deed of Trust. The rights of Lender or Trustee under this Deed of Trust shall be separate, distinct and cumulative and none shall be given effect to the exclusion of the others. No act of Lender or Trustee shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision. Neither Lender nor Trustee shall be limited exclusively to the rights and remedies herein stated but shall be entitled to every right and remedy now or hereafter afforded at law or in equity.

(d) Nothing contained in this Deed of Trust and no act done or omitted by Lender pursuant to the power and rights granted to Lender hereunder shall be deemed to be a waiver by Lender of its rights and remedies under the Loan Agreement, the Note, or the other Loan Documents and this Deed of Trust is made and accepted without prejudice to any of the rights and remedies possessed by Lender under the terms thereof. The right of Lender to collect the Debt and to enforce any other security therefor held by it may be exercised by Lender either prior to, simultaneously with, or subsequent to any action taken by it hereunder. Grantor hereby absolutely, unconditionally and irrevocably waives any and all rights to assert any setoff of any nature whatsoever with respect to the obligations of Grantor under this Deed of Trust in any action or proceeding brought by Lender to collect same, or any portion thereof, or to enforce and realize upon the lien and security interest created by this Deed of Trust, the Loan Agreement, the Note, or any of the other Loan Documents, except to the extent arising from Lender’s gross negligence, fraud, illegal acts or willful misconduct or in connection with any payments of the Debt previously made by Borrower.

Section 7.8 Right to Release Any Portion of the Property and Other Security. Subject to the terms and conditions of the Loan Agreement, Lender may release any portion of the Property from the lien of this Deed of Trust for such consideration as Lender may require without, as to the remainder of the Property, in any way impairing or affecting the lien or priority of this Deed of Trust, or improving the position of any subordinate lienholder with respect thereto, except to the extent that the obligations hereunder shall have been reduced by the actual monetary consideration, if any, received by Lender for such release, and may accept by assignment, pledge or otherwise any other property in place thereof as Lender may require without being accountable for so doing to any other lienholder. This Deed of Trust shall continue as a lien and security interest in the remaining portion of the Property. Subject to the terms and conditions of the Loan Agreement, Lender may take or release from the liens created by the Loan Documents other security for the payment of the Debt, may release any party primarily or secondarily liable therefor and may apply any other security held by it to the reduction or satisfaction of the Debt without prejudice to any of its rights under this Deed of Trust.

Section 7.9 Intentionally Omitted.

Section 7.10 Recourse and Choice of Remedies. Notwithstanding any other provision of this Deed of Trust or the Loan Agreement, other than Section 9.3 of the Loan Agreement, Lender and the other Indemnified Parties (as hereinafter defined) are entitled to enforce against Borrower and Operator the obligations of Borrower and Operator contained in Sections 9.1, 9.2 and 9.3 herein and Section 9.3 of the Loan Agreement without first resorting to or exhausting any security or collateral and without first having recourse to the Note or any of the Property, through foreclosure or acceptance of a deed in lieu of foreclosure or otherwise, and upon the occurrence and during the continuance of an Event of Default, in the event Lender commences a foreclosure action against the Property, subject to Section 9.3 of the Loan Agreement Lender is entitled to pursue a deficiency judgment with respect to such obligations against Borrower. The provisions of Sections 9.1, 9.2 and 9.3 herein and Section 9.3 of the Loan Agreement are, relative to Borrower and Operator, exceptions to any non-recourse or exculpation provisions in the Loan Agreement, the Note, this Deed of Trust or the other Loan Documents, and Borrower and Operator are fully and personally liable for their respective obligations pursuant to Sections 9.1, 9.2 and 9.3 herein and Section 9.3 of the Loan Agreement with respect to their respective obligations set forth in such sections. The liability of Borrower and Operator (but not any partner, member, shareholder, officer, director or agent of Borrower or Operator) pursuant to Sections 9.1, 9.2 and 9.3 herein and Section 9.3 of the Loan Agreement is not limited to the original principal amount of the Note. Notwithstanding the foregoing, nothing herein shall inhibit or prevent Lender from foreclosing or exercising any other rights and remedies pursuant to the Loan Agreement, the Note, this Deed of Trust and the other Loan Documents, whether simultaneously with foreclosure proceedings or in any other sequence. A separate action or actions may be brought and prosecuted against Borrower and Operator pursuant to Sections 9.1, 9.2 and 9.3 herein and Section 9.3 of the Loan Agreement, whether or not action is brought against any other Person or whether or not any other Person is joined in the action or actions. In addition, Lender shall have the right but not the obligation to join and participate in, as a party if it so elects, any administrative or judicial proceedings or actions initiated in connection with any matter addressed in Article 9 herein.

Section 7.11 Non-Waiver. The exercise by Lender of any option granted it in Section 7.1 of this Deed of Trust and the collection of the Rents and sums due under the Leases and Lease Guaranties and the application thereof as herein provided shall not be considered a waiver of any default by Borrower or Operator under the Note, the Loan Agreement, the Leases, this Deed of Trust or the other Loan Documents to which each is a party. The failure of Lender to insist upon strict performance of any term hereof shall not be deemed to be a waiver of any term of this Deed of Trust. Grantor shall not be relieved of Grantor’s obligations hereunder by reason of (a) the failure of Lender to comply with any request of Grantor or any other party to take any action to enforce any of the provisions hereof or of the Loan Agreement, the Note or the other Loan Documents, (b) the release regardless of consideration, of the whole or any part of the Property from the liens created by the Loan Documents (except to the extent expressly set forth in any documents evidencing or effecting such release), or (c) any agreement or stipulation by Lender extending the time of payment or otherwise modifying or supplementing the terms of this Deed of Trust, the Loan Agreement, the Note, or the other Loan Documents (except to the extent expressly set forth in any such agreement or stipulation). Subject to the terms of the Loan Agreement during the continuance of an Event of Default Lender may resort for the payment of the Debt to any other security held by Lender in connection with the Loan in such order and manner as Lender, in its discretion, may elect. During the continuance of an Event of Default Lender may take any action to recover the Debt, or any portion thereof, or to enforce any covenant hereof without prejudice to the right of Lender thereafter to enforce its rights under this Deed of Trust. The rights of Lender under this Deed of Trust shall be separate, distinct and cumulative and none shall be given effect to the exclusion of the others. No act of Lender shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision.

Section 7.12 Right of Entry. Subject to the rights of tenants, upon reasonable prior written notice to Grantor, Lender and its agents shall have the right to enter and inspect the Property at all reasonable times on any Business Day.

ARTICLE 8 - PREPAYMENT

Section 8.1 Prepayment. The Debt may not be prepaid in whole or in part except in accordance with the express terms and conditions of the Loan Agreement and this Deed of Trust.

ARTICLE 9 - INDEMNIFICATION

Section 9.1 General Indemnification. Except to the extent caused by the gross negligence, fraud, illegal acts or willful misconduct of the Indemnified Parties, each of Borrower and Operator shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all claims, suits, liabilities (including, without limitation, strict liabilities), actions, proceedings, obligations, debts, damages, losses, actual out-of-pocket costs, expenses, fines, penalties, charges, fees, expenses, judgments, awards, amounts paid in settlement, punitive damages and foreseeable consequential damages, of whatever kind or nature (including but not limited to reasonable third party attorneys’ fees and other costs of defense) (collectively, the “Losses”) imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any one or more of the following (without regard to cause or causes thereof, including pre-existing conditions, strict liability, or the negligence of any party or parties (including Lender or Trustee) whether such negligence be sole, joint or concurrent, or passive): (a) ownership of this Deed of Trust, the Property or any interest therein or receipt of any Rents; (b) any amendment to, or restructuring of, the Debt, the Note, the Loan Agreement, this Deed of Trust, or any other Loan Documents (other than in connection with a securitization pursuant to Section 9.1 of the Loan Agreement), each to the extent required by Borrower or Operator; (c) any and all lawful action that may be taken by Lender in connection with the enforcement of the provisions of this Deed of Trust, the Loan Agreement, the Note or any of the other Loan Documents, each to the extent required by Borrower or Operator, whether or not suit is filed in connection with same, or in connection with Borrower or Operator, any Guarantor or any Indemnifying Person and/or any partner, joint venturer or shareholder thereof becoming a party to a voluntary or involuntary federal or state bankruptcy, insolvency or similar proceeding; (d) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (e) any use, nonuse or condition in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (f) performance of any labor or services or the furnishing of any materials or other property in respect of the Property or any part thereof; (g) the failure of any Person to file timely with the Internal Revenue Service an accurate Form 1099-B, Statement for Recipients of Proceeds from Real Estate, Broker and Barter Exchange Transactions, which may be required in connection with this Deed of Trust, or to supply a copy thereof in a timely fashion to the recipient of the proceeds of the transaction in connection with which this Deed of Trust is made; (h) any failure of the Property to be in compliance with any Legal Requirements; (i) the enforcement by any Indemnified Party of the provisions of this Article 9; (j) any and all claims and demands whatsoever which may be asserted against Lender by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants, or agreements contained in any Lease; or (k) the payment of any commission, charge or brokerage fee to anyone claiming through Borrower or Operator which may be payable in connection with the funding of the Loan. Any amounts payable to Lender by reason of the application of this Section 9.1 shall become due and payable upon Lender’s written demand and delivery of reasonable backup documentation therefor, and any such amounts that are not paid when due and shall bear interest at the Default Rate from the date such amounts become due and payable until paid. For purposes of this Article 9, the term “Indemnified Parties” has the meaning ascribed to the term “Indemnified Persons” in the Loan Agreement.

Section 9.2 Mortgage and/or Intangible Tax. Each of Borrower and Operator shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all Losses imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any tax on the making and/or recording of this Deed of Trust, the Note or any of the other Loan Documents, but excluding any income, franchise or other similar taxes. Each of Borrower and Operator hereby agrees that, in the event that it is determined that any recordation taxes, documentary stamp taxes or intangible personal property taxes are due hereon or on any security instrument or promissory note executed in connection herewith (including, without limitation, the Note), each of Borrower and Operator shall indemnify and hold harmless the Indemnified Parties for all such recordation taxes, documentary stamp taxes and/or intangible taxes, including all penalties and interest assessed or charged in connection therewith.

Section 9.3 ERISA Indemnification. Each of Borrower and Operator shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all Losses (including, without limitation, reasonable third-party attorneys’ fees and reasonable and documented out-of-pocket costs incurred in the investigation, defense, and settlement of Losses incurred in correcting any non-exempt prohibited transaction or in the sale of a prohibited loan, and in obtaining any individual prohibited transaction exemption under ERISA that may be required, in Lender’s reasonable discretion) that Lender may incur, directly or indirectly, as a result of a default under Sections 4.1.9 or 5.2.9 of the Loan Agreement.

Section 9.4 Duty to Defend; Attorneys’ Fees and Other Fees and Expenses. In connection with any indemnification obligations of Grantor hereunder, upon written request by any Indemnified Party, each of Borrower and Operator shall defend such Indemnified Party (if requested by any Indemnified Party, in the name of the Indemnified Party) by attorneys and other professionals reasonably approved by the Indemnified Parties (and attorneys and other professionals selected by Grantor’s insurance carrier shall be deemed approved by the Indemnified Parties). Notwithstanding the foregoing, if the defendants in any such claim or proceeding include both Grantor and any Indemnified Party and Grantor and such Indemnified Party shall have reasonably concluded that there are any legal defenses available to it and/or other Indemnified Parties that are different from or additional to those available to Grantor, such Indemnified Party shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such Indemnified Party, provided that no compromise or settlement shall be entered without Grantor’s consent, which consent shall not be unreasonably withheld. Upon written demand, Grantor shall pay or, in the sole and absolute discretion of the Indemnified Parties, reimburse, the Indemnified Parties for the payment of reasonable fees and out-of-pocket disbursements of attorneys, engineers, environmental consultants, laboratories and other professionals in connection therewith.

Section 9.5 Environmental Indemnity. Any obligations under the Environmental Indemnity (as defined in the Loan Agreement) are not part of the Debt and are not secured by this Deed of Trust.

ARTICLE 10 - WAIVERS

Section 10.1 Waiver of Counterclaim. To the extent permitted by applicable law, Borrower and Operator each hereby waives the right to assert a counterclaim, other than a mandatory or compulsory counterclaim, in any action or proceeding brought against it by Lender arising out of or in any way connected with this Deed of Trust, the Loan Agreement, the Note, any of the other Loan Documents, or the Obligations (provided, however, that the foregoing shall not be deemed a waiver of Borrower’s or Operator’s right to assert any compulsory counterclaim if such counterclaim is compelled under local law or rule of procedure, nor shall the foregoing be deemed a waiver of Borrower’s or Operator’s right to assert any claim which would constitute a defense, setoff, counterclaim or crossclaim of any nature whatsoever against Lender in any separate action or proceeding).

Section 10.2 Marshalling and Other Matters. To the extent permitted by applicable law, Borrower and Operator each hereby waives the benefit of all appraisement, valuation, stay, extension, reinstatement and redemption laws now or hereafter in force and all rights of marshalling in the event of any sale hereunder of the Property or any part thereof or any interest therein. Further, Borrower and Operator each hereby expressly waives any and all rights of redemption from sale under any order or decree of foreclosure of this Deed of Trust on behalf of Borrower or Operator, and on behalf of each and every Person acquiring any interest in or title to the Property subsequent to the date of this Deed of Trust and on behalf of all persons to the extent permitted by applicable law.

Section 10.3 Waiver of Notice. To the extent permitted by applicable law, neither Borrower nor Operator shall be entitled to any notices of any nature whatsoever from Lender or Trustee except with respect to matters for which this Deed of Trust or any other Loan Documents specifically and expressly provides for the giving of notice by Lender or Trustee to Borrower and/or Operator, as applicable, and except with respect to matters for which Lender or Trustee is required by applicable law to give notice, and Borrower and Operator each hereby expressly waives the right to receive any notice from Lender or Trustee with respect to any matter for which this Deed of Trust does not specifically and expressly provide for the giving of notice by Lender to Borrower and/or Operator.

Section 10.4 Waiver of Statute of Limitations. To the extent permitted by applicable law, each of Borrower and Operator hereby expressly waives and releases to the fullest extent permitted by law, the pleading of any statute of limitations as a defense to payment of the Debt or performance of its Other Obligations.

Section 10.5 Survival. The indemnifications made pursuant to Sections 9.1, 9.2, 9.3 and 9.4 herein shall continue until the Debt is paid in full force and effect and shall survive and shall in no way be impaired by any of the following: any satisfaction or other termination of this Deed of Trust, any assignment or other transfer of all or any portion of this Deed of Trust or Lender’s interest in the Property (but, in such case, shall benefit both Indemnified Parties and any assignee or transferee), any exercise of Lender’s rights and remedies pursuant hereto including, but not limited to, foreclosure or acceptance of a deed in lieu of foreclosure, any exercise of any rights and remedies pursuant to the Loan Agreement, the Note or any of the other Loan Documents, any transfer of all or any portion of the Property (whether by Borrower or Operator or by Lender following foreclosure or acceptance of a deed in lieu of foreclosure or at any other time), any amendment to this Deed of Trust, the Loan Agreement, the Note or the other Loan Documents, and any act or omission that might otherwise be construed as a release or discharge of Grantor from the obligations pursuant hereto. Notwithstanding the provisions of this Deed of Trust to the contrary, the liabilities and obligations of Grantor shall not apply to the extent such liability and obligations arose after any Indemnified Party, or its nominee acquired title to the Property whether by foreclosure, exercise of power of sale, deed in lieu of foreclosure or otherwise.

ARTICLE 11 - EXCULPATION

The provisions of Section 9.3 of the Loan Agreement are hereby incorporated by reference into this Deed of Trust to the same extent and with the same force as if fully set forth herein.

ARTICLE 12 - NOTICES

Section 12.1 Notices. All notices or other written communications hereunder shall be delivered in accordance with Section 10.6 of the Loan Agreement.

ARTICLE 13 - APPLICABLE LAW

Section 13.1 Governing Law. This Deed of Trust shall be governed in accordance with the terms and provisions of Section 10.3 of the Loan Agreement; provided that Article 18 and the provisions of this Deed of Trust regarding the creation, perfection and enforcement of the liens and security interests herein granted, shall be governed by and construed under the laws of the state in which the Property is located.

Section 13.2 Usury Laws. Notwithstanding anything to the contrary contained herein, (a) all agreements and communications between Borrower and Lender are hereby and shall automatically be limited so that, after taking into account all amounts deemed interest, the interest contracted for, charged or received by Lender shall never exceed the Maximum Legal Rate or amount, (b) in calculating whether any interest exceeds the Maximum Legal Rate, all such interest shall be amortized, prorated, allocated and spread over the full amount and term of all principal indebtedness of Borrower to Lender, and (c) if through any contingency or event, Lender receives or is deemed to receive interest in excess of the Maximum Legal Rate, any such excess shall be deemed to have been applied toward payment of the principal of any and all then outstanding indebtedness of Borrower to Lender, or if there is no such indebtedness, shall immediately be returned to Borrower.

Section 13.3 Provisions Subject to Applicable Law. All rights, powers and remedies provided in this Deed of Trust may be exercised only to the extent that the exercise thereof does not violate any applicable provisions of law and are intended to be limited to the extent necessary so that they will not render this Deed of Trust invalid, unenforceable or not entitled to be recorded, registered or filed under the provisions of any applicable law. If any term of this Deed of Trust or any application thereof shall be invalid or unenforceable, the remainder of this Deed of Trust and any other application of the term shall not be affected thereby.

ARTICLE 14 - DEFINITIONS

All capitalized terms not defined herein shall have the respective meanings set forth in the Loan Agreement. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Deed of Trust may be used interchangeably in singular or plural form and the word “Borrower” shall mean “each Borrower and any subsequent owner or owners of the Property or any part thereof or any interest therein”, the word “Lender” shall mean “Lender and any subsequent holder of the Note”, the word “Grantor” shall mean “each Grantor and any subsequent owner or owners of the Property or any part thereof or any interest therein,” the word “Note” shall mean “the Note and any other evidence of indebtedness secured by this Deed of Trust”, the word “Operator” shall mean “each Operator and any subsequent operator or operators of the Property or any part thereof, in each case, pursuant to an operating lease”, the word “Property” shall include any portion of the Property and any interest therein, and the phrases “attorneys’ fees”, “legal fees” and “counsel fees” shall include any and all reasonable third-party attorneys’, paralegal and law clerk fees and disbursements, including, but not limited to, fees and disbursements at the pre-trial, trial and appellate levels incurred or paid by Lender in protecting its interest in the Property, the Leases and the Rents and enforcing its rights hereunder.

ARTICLE 15 - MISCELLANEOUS PROVISIONS

Section 15.1 No Oral Change. This Deed of Trust, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Borrower, Operator or Lender, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought or by repayment of the Debt in full in accordance with the Loan Agreement.

Section 15.2 Joint and Several Liability; Limitation on Operator’s Liability. To the extent the obligations set forth herein are expressly stated to be obligations of the Grantor or of both Borrower and Operator, each of Borrower and Operator shall be jointly and severally liable for the performance of such obligations. Nothing contained herein shall in any way alter or modify Borrower’s obligations as a joint and several obligor (with Other Borrowers) for the repayment of the Debt and performance of the Obligations. Lender by its acceptance hereof, and its successors and assigns, agrees that Operator is not the Borrower and shall under no circumstances whatsoever be liable hereunder or under any of the other Loan Documents for the repayment of the principal amount of the Loan or the payment of any interest which may accrue on such amount (at the Interest Rate or Default Rate), any late charges, or any other portion of the Debt, except to the extent otherwise expressly provided in this Deed of Trust or in any of the other Loan Documents to which Operator is a party.

Section 15.3 Successors and Assigns. This Deed of Trust shall be binding upon and inure to the benefit of Grantor and Lender and their respective successors and assigns forever.

Section 15.4 Inapplicable Provisions. If any term, covenant or condition of the Loan Agreement, the Note or this Deed of Trust is held to be invalid, illegal or unenforceable in any respect, the Loan Agreement, the Note and this Deed of Trust shall be construed without such provision.

Section 15.5 Headings, etc. The headings and captions of various Sections of this Deed of Trust are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

Section 15.6 Number and Gender. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

Section 15.7 Subrogation. If any or all of the proceeds of the Note have been used to extinguish, extend or renew any indebtedness heretofore existing against the Property, then, to the extent of the funds so used, Lender shall be subrogated to all of the rights, claims, liens, titles, and interests existing against the Property heretofore held by, or in favor of, the holder of such indebtedness and such former rights, claims, liens, titles, and interests, if any, are not waived but rather are continued in full force and effect in favor of Lender and are merged with the lien and security interest created herein as cumulative security for the repayment of the Debt, the performance and discharge of Grantor’s obligations hereunder, under the Loan Agreement, the Note and the other Loan Documents and the performance and discharge of the Other Obligations, except as otherwise agreed to or accepted by Lender.

Section 15.8 Entire Agreement. The Note, the Loan Agreement, this Deed of Trust and the other Loan Documents constitute the entire understanding and agreement between Borrower, Operator and Lender with respect to the transactions arising in connection with the Debt and supersede all prior written or oral understandings and agreements between Borrower, Operator and Lender with respect thereto. Grantor hereby acknowledges that, except as incorporated in writing in the Note, the Loan Agreement, this Deed of Trust and the other Loan Documents, there are not, and were not, and no Persons are or were authorized by Lender to make, any representations, understandings, stipulations, agreements or promises, oral or written, with respect to the transaction which is the subject of the Note, the Loan Agreement, this Deed of Trust and the other Loan Documents.

Section 15.9 Limitation on Lender’s Responsibility. No provision of this Deed of Trust shall operate to place any obligation or liability for the control, care, management or repair of the Property upon Lender, nor shall it operate to make Lender responsible or liable for any waste committed on the Property by the tenants or any other Person, or for any dangerous or defective condition of the Property, or for any negligence in the management, upkeep, repair or control of the Property resulting in loss or injury or death to any tenant, licensee, employee or stranger other than as a result of actions of Lender that constitute gross negligence or willful misconduct. Nothing herein contained shall be construed as constituting Lender a “mortgagee in possession.”

Section 15.10 Conflict of Terms. In case of any conflict between the terms of this Deed of Trust and the terms of the Loan Agreement, the terms of the Loan Agreement shall prevail.

Section 15.11 Release or Assignment of Deed of Trust. Notwithstanding anything to the contrary herein, if all of the Debt is indefeasibly paid or as may otherwise be permitted by the terms of the Loan Agreement, then and in that event only, all rights, except those indemnifications made pursuant to Sections 9.1, 9.2, 9.3 and 9.4 hereof, under this Deed of Trust shall automatically terminate and the Property shall become wholly clear of the liens, security interests, conveyances and assignments evidenced hereby, which shall be promptly released of record by Lender in due form. To the extent requested by Grantor, Lender agrees to assign the Note and this Deed of Trust to such party as may be designated by Grantor upon the repayment (or purchase by another lender designated by Borrower) in full of the Debt or upon release of the Property as may otherwise be permitted under the Loan Agreement and Lender will cooperate in the preparation of all of the necessary documentation to effectuate an assignment of this Deed of Trust and the indebtedness secured thereby, including the delivery of originals of the Loan Documents. All reasonable costs incurred by Lender under this paragraph, including, without limitation, reasonable third-party attorney’s fees and disbursements, promptly shall be reimbursed by Grantor.

Section 15.12 Secondary Market. Lender may sell, transfer and deliver the Note and assign this Deed of Trust and the other Loan Documents to one or more investors in the secondary mortgage market (“Investors”). In connection with such sale, Lender may retain or assign responsibility for servicing the Loan, including the Note, this Deed of Trust or the other Loan Documents, or may delegate some or all of such responsibility and/or obligations to a servicer, including, without limitation, any subservicer or master servicer, on behalf of the Investors. All references to Lender herein shall refer to and include any such servicer to the extent applicable.

Section 15.13 Cross-Collateralization. In accordance with the terms and conditions of the Loan Agreement, without limitation to any other right or remedy provided to Lender or Trustee in this Deed of Trust or any of the other Loan Documents, Borrower and Operator each acknowledges and agrees that (i) during the continuance of an Event of Default, to the fullest extent permitted by law, Lender or Trustee shall have the right to pursue all of its rights and remedies in one proceeding, or separately and independently in separate proceedings which Lender or Trustee, in its sole and absolute discretion, shall determine from time to time; (ii) neither Lender nor Trustee shall be required to marshall assets, sell any collateral for the Loan in any inverse order of alienation, or be subjected to any “one action” or “election of remedies” law or rule; (iii) the exercise by Lender or Trustee of any remedies against any of the collateral for the Loan shall not impede Lender or Trustee from subsequently or simultaneously exercising remedies against other collateral for the Loan; (iv) all Liens and other rights, remedies and privileges provided to Lender or Trustee in the Loan Documents or otherwise shall remain in full force and effect until Lender or Trustee has exhausted all of its remedies against the collateral for the Loan and all of the collateral for the Loan has been foreclosed, sold and/or otherwise realized upon in satisfaction of the Loan; and (v) all of the Property shall remain security for the performance of all of Borrower’s and Operator’s obligations hereunder, under the Note and under any of the Loan Documents. Borrower acknowledges that Borrower shall be jointly and severally liable for the obligations of the Other Borrowers under the Loan Documents, and Borrower and Operator each consents and agrees to the terms and conditions of all of the Loan Documents (including those to which Borrower and Operator are not a party).

ARTICLE 16 - PLEDGED LEASE COVENANTS AND ESTOPPEL

Section 16.1 Pledged Lease Covenants.

(a) In the event that Operator shall be the owner and holder of the fee title to any portion of the Property while any portion of the Obligations remains unpaid or unsatisfied, the lien of this Deed of Trust shall be spread to cover such fee title to such portion of the Property. In such event, Operator agrees, at its sole cost and expense, including any reasonable attorneys’ fees and disbursements incurred by Lender in connection therewith, to (i) execute or cause to be executed any and all documents or instruments necessary to subject Operator’s fee title to the Property to the lien of this Deed of Trust; and (ii) provide a title insurance policy, at Operator’s expense, that shall insure that the lien of this Deed of Trust is a first lien on Operator’s or such Person’s fee title to the Property.

(b) Without limiting any other provisions contained herein, Operator hereby agrees that all of its right, title and interest under the Pledged Lease (and otherwise with respect to the Property) is subject and subordinate to the Loan and Lender’s security interest in Borrower’s right, title and interest in and to the Property. In connection therewith, Operator acknowledges and agrees that in the event Lender shall succeed to the interests of Borrower under the Pledged Lease, Lender shall have the absolute right (without regard to the enforceability or perfection of Lender’s security interest in Operator’s leasehold estate) to terminate the Pledged Lease and in such event (i) the Pledged Lease and all of Operator’s right, title and interest thereunder shall automatically terminate and (ii) Operator shall not in any way oppose, impede, obstruct, challenge, hinder, frustrate, enjoin or otherwise interfere with Lender’s exercise of any such termination right. Furthermore, in connection with any termination of the Pledged Lease as referenced in this paragraph or otherwise upon the exercise of Lender’s remedies hereunder, Operator shall reasonably cooperate with Lender to transition the operations of the hotel located on the Property to Lender.

ARTICLE 17 - DEED OF TRUST PROVISIONS

Section 17.1 Concerning the Trustee. Trustee shall be under no duty to take any action hereunder except as expressly required hereunder or by law, or to perform any act which would involve Trustee in any expense or liability or to institute or defend any suit in respect hereof, unless properly indemnified to Trustee’s reasonable satisfaction. Trustee, by acceptance of this Deed of Trust, covenants to perform and fulfill the trusts herein created, being liable, however, only for gross negligence, fraud, illegal acts or willful misconduct, and, to the extent permitted by applicable law, hereby waives any statutory fee and agrees to accept reasonable compensation, in lieu thereof, for any services rendered by Trustee in accordance with the terms hereof. Trustee may resign at any time upon giving thirty (30) days’ prior written notice to Grantor and to Lender. Lender may remove Trustee at any time or from time to time and select a successor trustee. In the event of the death, removal, resignation, refusal to act, or inability to act of Trustee, or in its sole discretion for any reason whatsoever, Lender may, without notice and without specifying any reason therefor and without applying to any court, select and appoint a successor trustee, by an instrument recorded wherever this Deed of Trust is recorded and all powers, rights, duties and authority of Trustee, as aforesaid, shall thereupon become vested in such successor. Such substitute trustee shall not be required to give bond for the faithful performance of the duties of Trustee hereunder unless required by Lender. The procedure provided for in this paragraph for substitution of Trustee shall be in addition to and not in exclusion of any other provisions for substitution, by law or otherwise.

Section 17.2 Trustee’s Fees. Grantor shall pay all reasonable costs, fees and expenses incurred by Trustee and Trustee’s agents and counsel in connection with the performance by Trustee of Trustee’s duties hereunder and all such costs, fees and expenses shall be secured by this Deed of Trust.

Section 17.3 Certain Rights. With the prior written approval of Lender, Trustee shall have the right to take any and all of the following actions: (a) to select, employ, and advise with counsel (who may be, but need not be, counsel for Lender) upon any matters arising hereunder, including the preparation, execution, and interpretation of the Loan Agreement, the Note, this Deed of Trust or the other Loan Documents, and shall be fully protected in relying as to legal matters on the advice of counsel, (b) to execute any of the trusts and powers hereof and to perform any duty hereunder either directly or through his/her agents or attorneys, (c) to select and employ, in and about the execution of his/her duties hereunder, suitable accountants, engineers and other experts, agents and attorneys-in-fact, either corporate or individual, not regularly in the employ of Trustee, and Trustee shall not be answerable for any act, default, negligence, or misconduct of any such accountant, engineer or other expert, agent or attorney-in-fact, if selected with reasonable care, or for any error of judgment or act done by Trustee in good faith, or be otherwise responsible or accountable under any circumstances whatsoever, except for Trustee’s gross negligence or bad faith and (d) any and all other lawful action as Lender may instruct Trustee to take to protect or enforce Lender’s rights hereunder. Trustee shall not be personally liable in case of entry by Trustee, or anyone entering by virtue of the powers herein granted to Trustee, upon the Property for debts contracted for or liability or damages incurred in the management or operation of the Property. Trustee shall have the right to rely on any instrument, document, or signature authorizing or supporting an action taken or proposed to be taken by Trustee hereunder, believed by Trustee in good faith to be genuine. Trustee shall be entitled to reimbursement for actual out-of-pocket expenses incurred by Trustee in the performance of Trustee’s duties hereunder and to reasonable compensation for such of Trustee’s services hereunder as shall be rendered.

Section 17.4 Retention of Money. All moneys received by Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated in any manner from any other moneys (except to the extent required by applicable law) and Trustee shall be under no liability for interest on any moneys received by Trustee hereunder.

Section 17.5 Perfection of Appointment. Should any deed, conveyance, or instrument of any nature be required from Grantor by any Trustee or substitute trustee to more fully and certainly vest in and confirm to the Trustee or substitute trustee such estates rights, powers, and duties, then, upon reasonable request by the Trustee or substitute trustee, any and all such deeds, conveyances and instruments shall be made, executed, acknowledged, and delivered and shall be caused to be recorded and/or filed by Grantor.

Section 17.6 Succession Instruments. Any substitute trustee appointed pursuant to any of the provisions hereof shall, without any further act, deed, or conveyance, become vested with all the estates, properties, rights, powers, and trusts of its or his/her predecessor in the rights hereunder with like effect as if originally named as Trustee herein; but nevertheless, upon the written request of Lender or of the substitute trustee, the Trustee ceasing to act shall execute and deliver any instrument transferring to such substitute trustee, upon the trusts herein expressed, all the estates, properties, rights, powers, and trusts of the Trustee so ceasing to act, and shall duly assign, transfer and deliver any of the property and moneys held by such Trustee to the substitute trustee so appointed in the Trustee’s place.

ARTICLE 18 - STATE-SPECIFIC PROVISIONS

[STATE SPECIFIC PROVISIONS]

[NO FURTHER TEXT ON THIS PAGE]

IN WITNESS WHEREOF, this Deed of Trust has been executed by Borrower and Operator as of the day and year first above written.

BORROWER:

[PROPERTY OWNER], a [Property Owner Entity Type]

By:
Name: Title:

STATE OF	)
	)	ss.:
COUNTY OF	)

I,                                         , a Notary Public for the said County and State of                                 , do hereby certify that                                 ,                                 of [PROPERTY OWNER], a [Property Owner Entity Type], personally appeared before me this day and acknowledged the due execution of the foregoing instrument on behalf of the limited liability company.

WITNESS my hand and official stamp or seal, this          day of [                    ], 2014.

Notary Public

[SEAL]

My commission expires:

OPERATOR:

[OPERATING LESSEE], a [OPERATING LESSEE ENTITY TYPE]

By:
Name: Title:

STATE OF	)
	)	ss.:
COUNTY OF	)

I,                                         , a Notary Public for the said County and State of                                 , do hereby certify that                                 ,                                 of [OPERATING LESSEE], a [Property Owner Entity Type], personally appeared before me this day and acknowledged the due execution of the foregoing instrument on behalf of the limited liability company.

WITNESS my hand and official stamp or seal, this         day of [                    ], 2014.

Notary Public

[SEAL]

My commission expires:

EXHIBIT A

LEGAL DESCRIPTION

[LEGAL DESCRIPTION OF PROPERTY]

SCHEDULE I

PLEDGED LEASE

[DESCRIPTION OF OPERATING LEASE]

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